UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

_______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2004

Cypress Communications Holding Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-30401 (Commission File Number)	36-4166222 (IRS Employer Identification No.)

15 Piedmont Center, Suite 100
Atlanta, Georgia 30305
(Address of principal executive offices) (Zip Code)

(404) 869-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibits
EX-2.1 AGREEMENT AND PLAN OF MERGER
EX-2.2 VOTING AGREEMENT
EX-2.3 VOTING AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement

     (a) On November 5, 2004, Cypress Communications Holding Co., Inc. (the “Company”), TechInvest Holding Company, Inc. (“Parent”) and TechInvest Acquisition, Inc., a wholly-owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Parent will acquire the Company by the merger of the Purchaser with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of the Parent. The total value of the transaction, at the time of the execution of the Merger Agreement, is $39.350 million. The Merger Agreement contains provisions for final merger consideration adjustments, upwards or downwards, based on the achievement of certain conditions pertaining to changes in certain current assets and liabilities between the execution of the Merger Agreement and closing of the transaction.

     The Merger Agreement provides that the merger consideration will first be used to repay outstanding indebtedness. The remaining consideration, after transaction expenses, will be distributed to stockholders, with an estimated price per share of $1.63, subject to final merger consideration agreements.

     The closing of the transaction is subject to certain terms and conditions customary for transactions of this type, including receipt of stockholder and regulatory approvals and other conditions.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

     The Company will be preparing and filing with the Securities and Exchange Commission and mailing to its shareholders a proxy statement regarding the proposed merger and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the merger. In addition to receiving the proxy statement from the Company by mail, stockholders also will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from the Company's website at www.cypresscom.net. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company.

     The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company ‘s stockholders with respect to the proposed merger. Information regarding any interests that the Company’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

     (b) The Company filed a Form 8-K dated August 18, 2004 reporting that the Company’s Board of Directors adopted the Cypress Communications, Inc. Key Executive Officer Retention Plan (the “KEORP”) with respect to Gregory P. McGraw and certain other executive officers of the Company. As of November 4, 2004, the Company amended the KEORP to provide that the total retention award to Mr. McGraw will be $375,000. No other changes were made to the KEORP.

Item 8.01 Other Events

     On November 5, 2004, the Company issued a press release announcing the execution of the Merger Agreement. A copy of this press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Agreement and Plan of Merger by and among TechInvest Holding Company, Inc., TechInvest Acquisition, Inc. and Cypress Communications Holding Co., Inc., dated as of November 5, 2004

2.2	Voting Agreement by and among TechInvest Holding Company, Inc., Noro-Moseley V, LLP and Wakefield Group III, LLC, dated as of November 5, 2004

2.3	Voting Agreement by and among TechInvest Holding Company, Inc., Ross J. Mangano, Brandywine Operating Partnership, L.P., Gerard H. Sweeney and Jo & Co., dated as of November 5, 2004

99.1	Press release issued by Cypress Communications Holding Co., Inc. on November 5, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Communications Holding Co., Inc. (Registrant)
	By:	/s/ Gregory P. McGraw Gregory P. McGraw President and Chief Executive Officer
Date: November 8, 2004

Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among TechInvest Holding Company, Inc., TechInvest Acquisition, Inc. and Cypress Communications Holding Co., Inc., dated as of November 5, 2004

2.2	Voting Agreement by and among TechInvest Holding Company, Inc., Noro-Moseley V, LLP and Wakefield Group III, LLC, dated as of November 5, 2004

2.3	Voting Agreement by and among TechInvest Holding Company, Inc., Ross J. Mangano, Brandywine Operating Partnership, L.P., Gerard H. Sweeney and Jo & Co., dated as of November 5, 2004

99.1	Press release issued by Cypress Communications Holding Co., Inc. on November 5, 2004